BankAtlantic Bancorp, Inc.


EARNINGS PER SHARE                                                   EXHIBIT 11

     The following reconciles the numerators and denominators of the basic and diluted earnings per share computations.

                                     For the Three Months ended                     For the Six Months ended
(In thousands, except share               June 30, 2000                                  June 30, 2000
  data and percentages)      -------------------------------------------   -------------------------------------------
                               Class A        Class B           Total         Class A        Class B          Total
                             ------------   ------------    ------------   ------------    ------------   ------------
BASIC NUMERATOR
Actual dividends declared    $      1,599   $        450    $      2,049   $      1,599    $        450   $      2,049
Basic allocation of undis-
  tributed earnings from
  continuing operations ..          2,305            649           2,954          5,160           1,475          6,635
                             ------------   ------------    ------------   ------------    ------------   ------------
Income from continuing
  operations .............          3,904          1,099           5,003          6,759           1,925          8,684
Income from discontinued
  operations .............            202             57             259            202              57            259
Income from extraordinary
  item ...................              -              -               -          2,694             772          3,466
                             ------------   ------------    ------------   ------------    ------------   ------------
Net income ...............   $      4,106   $      1,156    $      5,262   $      9,655    $      2,754   $     12,409
                             ============   ============    ============   ============    ============   ============

BASIC DENOMINATOR
Weighted average shares
  outstanding ............     31,546,061      9,774,193                     31,522,835       9,916,221
                             ============   ============                   ============    ============
Allocation percentage ....          78.02%         21.98%                         77.76%          22.24%
                             ============   ============                   ============    ============
Basic earnings per share .   $       0.13   $       0.12                   $       0.31    $       0.28
                             ============   ============                   ============    ============

DILUTED NUMERATOR
Actual dividends declared    $      1,599   $        450    $      2,049   $      1,599    $        450   $      2,049
                             ------------   ------------    ------------   ------------    ------------   ------------
Basic allocation of undis-
  tributed earnings from
  continuing operations ..          3,904          1,099           5,003          6,759           1,925          8,684
Reallocation of basic
  undistributed earnings
  due to change in alloc-
  ation percentage .......            162           (162)              -            395            (395)             -
Diluted allocated undis-
  tributed earnings from     ------------   ------------    ------------   ------------    ------------    -----------
  continuing operations ..          4,066            937           5,003          7,154           1,530   $      8,684
                             ------------   ------------    ------------   ------------    ------------   ------------
Interest expense on
  convertible debt .......          1,045            207           1,252          2,216             438          2,654
                             ------------   ------------    ------------   ------------    ------------   ------------
Dilutive income from
  continuing operations ..          5,111          1,144           6,255          9,370           1,968         11,338
Dilutive income from
  discontinued operations             216             43             259          2,894             572          3,466
Dilutive income from
  extraordinary item .....              -              -               -            217              42            259
                             ------------   ------------    ------------   ------------    ------------   ------------
Net income ...............   $      5,327   $      1,187    $      6,514   $     12,481    $      2,582   $     15,063
                             ============   ============    ============   ============    ============   ============

DILUTED DENOMINATOR
Basic weighted average
  shares outstanding .....     31,546,061      9,774,193                     31,522,835      9,916,221
Convertible debentures ...     15,640,702              -                     16,361,092              -
Options ..................          7,389        496,532                         10,187        496,532
                             ------------   ------------                   ------------   ------------
Diluted weighted average
  shares outstanding .....     47,194,152     10,270,725                     47,894,114     10,412,753
                             ============   ============                   ============   ============
Allocation percentage ....          83.48%         16.52%                         83.50%         16.50%
                             ============   ============                   ============   ============
Diluted earnings per
  share ..................   $       0.11   $       0.12                   $       0.26   $       0.25
                             ============   ============                   ============   ============

BankAtlantic Bancorp, Inc.

EARNINGS PER SHARE                                                   EXHIBIT 11

     The following reconciles the numerators and denominators of the basic and diluted earnings per share computations.

(In thousands, except share data and percentages)
                                                     For the          For the
                                                   Three Months     Six Months
                                                      Ended            Ended
                                                  June 30, 2001    June 30, 2001
                                                  -------------    -------------
BASIC EARNINGS PER SHARE
Net income before cumulative effect of a change
  in accounting principle .....................         8,605            15,430
Basic weighted average number of common shares
  outstanding .................................    36,535,810        36,519,091
                                                   ----------        ----------
Basic earning per share before cumulative
  effect of a change in accounting principle ..          0.24              0.42
                                                   ==========        ==========

Cumulative effect of a change in accounting
  principle ...................................             -             1,138
Basic weighted average number of common shares
  outstanding .................................    36,535,810        36,519,091
                                                   ----------        ----------
Basic earning per share from cumulative effect
  of a change in accounting principle .........             -              0.03
                                                   ==========        ==========

Net income ....................................         8,605            16,568
Basic weighted average number of common shares
 outstanding ..................................    36,535,810        36,519,091
                                                   ----------        ----------
Basic earnings per share ......................          0.24              0.45
                                                   ==========        ==========

DILUTED EARNINGS PER SHARE
Net income before cumulative effect of a
  change in accounting principle ..............         8,605            15,430
Interest expense on convertible debentures ....         1,027             2,052
                                                   ----------        ----------
Income available after assumed conversion .....         9,632            17,482
                                                   ----------        ----------
Basic weighted average shares outstanding .....    36,535,810        36,519,091
Convertible debentures ........................    13,064,312        13,065,213
Options .......................................     1,675,499         1,324,698
                                                   ----------        ----------
Diluted weighted average shares outstanding ...    51,275,621        50,909,002
                                                   ----------        ----------
Diluted earning per share before cumulative
  effect of a change in accounting principle ..          0.19              0.34
                                                   ==========        ==========

Cumulative effect of a change in accounting
  principle ...................................             -             1,138
Diluted earning per share before cumulative
  effect of a change in accounting principle ..    51,275,621        50,909,002
                                                   ----------        ----------
Diluted earning per share from cumulative
  effect of a change in accounting principle ..             -              0.03
                                                   ==========        ==========

Income available after assumed conversion .....         9,632            18,620
Diluted weighted average shares outstanding ...    51,275,621        50,909,002
                                                   ----------        ----------
Diluted earnings per share ....................          0.19              0.37
                                                   ==========        ==========